UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2007

MasterCard Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32877	13-4172551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street

Purchase, New York 10577

(Address of Principal Executive Offices and Zip Code)

(914) 249-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of MasterCard Incorporated 2006 Long Term Incentive Plan, as Amended and Restated

On June 7, 2007, at the annual meeting of stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”), stockholders approved the MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated (the “LTIP”). The amendments to the LTIP that were approved by the stockholders include the following:

•	An increase in the number of shares of the Company’s Class A common stock that may be issued under the LTIP from 5,300,000 to 11,550,000.

•	An extension of the term of the LTIP one year, such that the LTIP will expire on December 31, 2016.

•	Insertion of a provision that the $10,000,000 limitation on target awards that may be granted to a participant for any three-year performance period applies only to cash awards.

•

A clarification that the Human Resources and Compensation Committee of the Board of Directors has the authority to limit participant eligibility to persons who execute a non-competition and/or non-solicitation agreement and to condition vesting or payment of any award under the LTIP on execution of and/or compliance with such an agreement.

•	A broadening of the definition of for “Cause” termination under the LTIP.

•

Insertion of a provision that restricted stock, restricted stock units and performance units will generally be subject to a restriction period not less than three years from the date of grant and that not more than five percent (5%) of the total restricted stock, restricted stock units and performance units granted in any year will be subject to restrictions for a period of less than three years from the date of grant.

Additional information concerning certain of the amendments to the LTIP can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2007 (No. 001-32877).

The description of the LTIP in this Current Report is a summary and is qualified in its entirety by the terms of the LTIP, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Director Departure

On June 7, 2007, following the Annual Meeting, Norman McLuskie, a Class M director of the Company, concluded his service on the Board of Directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the Annual Meeting, the stockholders of the Company approved an amendment to Section 4.3 of the amended and restated certificate of incorporation of the Company (the “Amendment”) to:

•	Provide that the Company may from time to time permit, subject to any conditions that it may determine in its sole discretion to impose (including, without limitation, any requirements the

Company may impose to facilitate the orderly entry of converted shares of its Class A common stock into the public trading market), holders of shares of the Company’s Class B common stock to convert such shares into an equal number of shares of the Company’s Class A common stock (each, a “Conversion Transaction”) prior to May 31, 2010; provided, however, that the Company shall not authorize a Conversion Transaction if such transaction, given pro forma effect (1) would cause the percentage equal to the number of issued and outstanding shares of Class B common stock divided by the sum of the number of issued and outstanding shares of Class A common stock and Class B common stock, based on the number of shares outstanding as of the end of the prior fiscal quarter or such other more recent date to be established at the discretion of the Company, to fall below 15% or (2) taken together with all other Conversion Transactions effected during such calendar year, would cause the percentage equal to the number of issued and outstanding shares of Class B common stock divided by the sum of the number of issued and outstanding shares of Class A common stock and Class B common stock, based on the number of shares outstanding as of December 31 of the prior calendar year, to decrease by more than 10 percentage points.

•

Remove the “right of first refusal” of Class A members and affiliate members of MasterCard International Incorporated, a membership corporation and the Company’s principal operating subsidiary (“MasterCard International”), set forth in Section 4.3(E).

•

Create an exception to the prohibition against members of MasterCard International beneficially owning Class A common stock set forth in Section 4.3(K)(1), to allow such members to own shares of Class A common stock for a transitory period of no longer than 30 days following a Conversion Transaction. Members of MasterCard International are not permitted to vote any shares of Class A common stock beneficially owned by them.

•

Delete Section 4.3(F), which provided for the redemption of Class B common stock following the consummation of the Company’s initial public offering, since this redemption had already occurred and the provision was obsolete.

The Company intends to file a certificate of amendment of the Company’s amended and restated certificate of incorporation reflecting the Amendment with the Secretary of State of the State of Delaware on or about June 8, 2007. A copy of the certificate of amendment is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

In addition to the approval of the LTIP and the Amendment, at the Annual Meeting stockholders also approved the following:

•	the election of Nancy J. Karch and Edward Suning Tian as Class A Directors, belonging to Class I whose term expires in 2010; and
•	the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of MasterCard Incorporated.

10.1	MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated effective June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: June 7, 2007	By:	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Secretary